                                                                     EXHIBIT 4.4

                        PINNACLE OIL INTERNATIONAL, INC.
                        --------------------------------

                       WARRANT AGREEMENT AND CERTIFICATE
                       ---------------------------------



Name of Holder ..........................   SFD Investment LLC, an Arkansas limited liability company

Residence & Domicile of Holder...........   111 Center Street, Suite 2500, Little Rock, AR 72201

Number of Warrant Shares.................   Two hundred thousand (200,000)

Warrant Price............................   United States seven dollars and fifty cents (U.S. $7.50)

Warrant Expiration Date..................   April 3, 2000

Warrant Effective Date...................   April 3, 1998

Primary U.S. Federal Exemption Relied
 Upon at the Time of Grant...............   Rule 506 promulgated under Section 4(2) of the Securities Act


Primary Blue Sky Exemption Relied Upon
 at the Time of Grant....................   Section 23-42-509 of the Arkansas Securities Act, and Rule
                                            509(B)(1) - (2) promulgated thereunder (Covered Security pursuant to NSMIA {Section 18(b)(4)(D) of the Securities Act})

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK PURCHASABLE UPON EXERCISE OF THIS WARRANT (COLLECTIVELY, "THE SECURITIES REPRESENTED BY THIS CERTIFICATE") HAVE BEEN REGISTERED UNDER THE SECURITIES LAWS OF THE UNITED STATES. THIS WARRANT HAS BEEN, AND THE SHARES OF COMMON STOCK PURCHASABLE UPON EXERCISE OF THIS WARRANT MUST BE, ACQUIRED FOR THE HOLDER'S OWN ACCOUNT FOR INVESTMENT PURPOSES ONLY, AND NOT WITH A VIEW FOR RESALE OR DISTRIBUTION. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED, OR OFFERED FOR SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION, UNLESS
(i) SUCH SECURITIES ARE REGISTERED UNDER SECTION 5 OF THE SECURITIES ACT OF 1933 ("THE "SECURITIES ACT") AND ALSO UNDER THE REGISTRATION AND QUALIFICATION PROVISIONS OF THE SECURITIES LAWS OF ANY STATE OR TERRITORY OF THE UNITED STATES OR OF ANY FOREIGN JURISDICTION AS MAY BE APPLICABLE (THE "BLUE SKY LAWS"), OR
(ii) THE PROPOSED TRANSACTION IS EXEMPT FROM (OR, PURSUANT TO REGULATION S PROMULGATED UNDER THE SECURITIES ACT GOVERNING CERTAIN OFFSHORE TRANSACTIONS TO NON-U.S. PERSONS, NOT SUBJECT TO) THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND THE REGISTRATION AND QUALIFICATION PROVISIONS OF ANY APPLICABLE BLUE SKY LAWS. THE TRANSFER AGENT (OR THE COMPANY IF THEN ACTING AS ITS TRANSFER AGENT) WILL REFUSE TO TRANSFER THE SECURITIES REPRESENTED BY THIS CERTIFICATE UNLESS PRESENTED WITH A WRITTEN OPINION SATISFACTORY TO LEGAL COUNSEL FOR THE COMPANY (OR A NO-ACTION OR INTERPRETIVE LETTER FROM THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AND/OR SECURITIES REGULATORY AGENCIES OF ANY APPLICABLE STATE OR TERRITORY OF THE UNITED STATES) TO THE EFFECT THAT SUCH REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS UNDER THE BLUE SKY LAWS ARE NOT REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION. AN INVESTMENT IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. AS A RESULT, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUITABLE ONLY FOR CERTAIN SOPHISTICATED AND QUALIFIED INVESTORS WHO CAN BEAR THE FINANCIAL RISK OF AN INVESTMENT IN THESE SECURITIES FOR AN INDEFINITE PERIOD OF TIME.

                       WARRANT AGREEMENT AND CERTIFICATE

          FOR VALUABLE CONSIDERATION PAID, the receipt of which consideration is hereby acknowledged, Pinnacle Oil International, Inc., a Nevada corporation (the "Company"), hereby certifies that the Holder(s) identified on the first page of this Warrant Agreement and Certificate (the "Warrant"), or his, her or its registered successor pursuant to section 2 (collectively, the "Holder"), is
                                 ---------
entitled to purchase from the Company, a number of unregistered shares (the "Warrant Shares") of the Company's common stock, par value $0.001 (the "Common Stock") designated on the first page of this Warrant, at the initial exercise price per Warrant Share (the "Warrant Price") designated on the first page of this Warrant (as such price may be adjusted pursuant to section 5), subject to
                                                        ---------
the provisions, and upon the terms and conditions, of this Warrant hereinafter set forth.

     1.   EXERCISE

          (A) EXERCISE TERM.  The Holder may exercise this Warrant, in whole or
              -------------
in part (but not as to fractional shares), at any time or from time to time during that period (the "Exercise Period") commencing as of the Warrant Effective Date designated on the first page of this Warrant and ending at 5:00 p.m., Pacific Standard Time, on the Warrant Expiration Date designated on the first page of this Warrant. This Warrant shall, to the extent this Warrant is not fully and timely exercised during the Exercise Period, expire and be null and void and of no further force or effect.

          (B) RESERVATION OF COMMON STOCK.  The Company shall at all times
              ---------------------------
reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant, payment of the Warrant Price thereof, and compliance with the pertinent provisions of the Securities Act and applicable Blue Sky Law (as such term is defined in section 8(d) as may then be applicable, all shares of Common Stock
           ------------
issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and free of any liens and encumbrances except for (i) liens and encumbrances incurred by the Holder in financing the exercise of the Warrant (if such financing is permitted under this Warrant), and (ii) restrictions on Transfer (as such term is defined in section 8) provided for in this Warrant or
                                     ---------
under applicable federal and state securities laws.

          (C) MANNER OF EXERCISE.  This Warrant is exercisable at the Warrant
              ------------------
Price, subject to adjustment as provided in section 5 hereof.  Exercise of this
                                            ---------
Warrant shall be effectuated solely by the surrender of this Warrant with the annexed Notice of Exercise duly executed by each Holder thereof, together with payment of the Warrant Price for the Warrant Shares purchased (and any applicable transfer taxes) at the Company's principal executive offices (as indicated on the annexed Notice of Exercise). Payment shall be made by cash, by cashiers check payable to the order of the Company, or by other immediately available funds, all in U.S. dollars, provided, however, the Holder may, in lieu of cash payment, pay for the Warrant Shares with Shares of Common Stock or any preferred stock of the Company owned by the Holder duly endorsed for transfer to the Company and/or the surrender or relinquishment of options, warrants or other rights to acquire the Common Stock or any preferred stock of the Company of the held by the Holder, with a Fair Market Value (as such term is defined below) on the date of delivery of such securities equal to the aggregate Warrant Price of the Warrant Shares with respect to which this Warrant or portion is thereby exercised.

          (D) CONVERSION OF WARRANT.  In lieu of exercising this Warrant as
          --- ---------------------
specified in section 1(c), the Holder may from time-to-time during the Exercise
             ------------
Period convert this Warrant, in whole or in part, into a number of Warrant Shares determined by dividing (x) the aggregate Fair Market Value of the Warrant Shares or other securities issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Warrant Shares by (y) the Fair Market Value of one Warrant Share.

          (E) FAIR MARKET VALUE.  The Fair Market Value of the securities
              -----------------
delivered or surrendered pursuant to section 1(c), or of the Warrant Shares
                                     ------------
converted pursuant to section 1(d) (collectively, the "Securities"), as of any
                      ------------
given valuation date shall be determined as follows:

               (i) If the Securities to be valued are traded on a stock exchange, the Fair Market Value will be equal to the closing price of the Securities on the principal exchange on which the Securities are then trading as reported by such exchange (or as reported by any composite index which includes such principal exchange) for the trading day previous to the date of valuation, or if the Securities are not traded on such date, on the next preceding trading day during which a trade occurred;

               (ii) If the Securities to be valued are traded over-the-counter on the Nasdaq National Market on the date in question, the Fair Market Value will be equal to the last transaction price of the Securities as reported by the Nasdaq National Market for the trading day previous to the date of valuation, or if the Securities are not traded on such date, on the next preceding trading day during which a trade occurred;

               (iii) If the Securities to be valued are traded over-the-counter on the Nasdaq SmallCap Market, the Fair Market Value will equal the mean between the last reported closing representative bid and asked price for the Securities as reported by the Nasdaq SmallCap Market for the trading day previous to the date of valuation, or if the Securities are not traded on such date, on the next preceding trading day during which a trade occurred; or

               (iv) If the Securities to be valued are not publicly traded on an exchange and are not traded over-the-counter on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value shall be determined by the Board acting in good faith on such basis as it deems appropriate, including quotations by market makers if the Securities are traded over-the-counter on the NASD Electronic Bulletin Board or Pink Sheets on the date in question should the Board of Directors deem such quotations to be appropriate given the volume and circumstances of trades.

          (F) DELIVERY OF STOCK CERTIFICATES.  As soon as practicable, but not
              ------------------------------
exceeding thirty (30) days after complete or partial exercise of this Warrant and all required deliveries by the Holder, the Company, at its expense, shall cause to be issued in the name of the Holder a certificate or certificates for the number of Warrant Shares which the Holder shall be entitled upon such exercise, together with such other stock or securities or property or combination thereof to which the Holder shall be entitled upon such exercise, determined in accordance with section 5 hereof.
                              ---------

          (G) RECORD DATE OF TRANSFER OF WARRANT SHARES.  Irrespective of the
              -----------------------------------------
date of issuance and delivery of certificates for any shares of Common Stock or other securities issuable upon the exercise of this Warrant, each person (including a corporation or partnership) in whose name any such certificate is to be issued shall for all purposes be deemed to have become the holder of record of the Common Stock or other securities represented thereby immediately prior to the close of business on the date on which payment of the Warrant Price with annexed Notice of Exercise duly executed is received by the Company.

     2.  NAMED HOLDER DEEMED OWNER

  The Company, any conversion agent, and any registrar for this Warrant may deem and treat the Holder named on the cover page hereof as the absolute owner of this Warrant; provided, however, in the event such Holder (or any successor thereto in accordance with the terms of this section 2) shall have delivered to
                                             ---------
the

Company at its principal executive office written notice requesting the Transfer of this Warrant or any portion thereof, the Company shall, so long as the requirements for transfer described in section 8 hereof have been satisfied,
                                       ---------
treat the assignee or transferee as the Holder for the purpose of exercise hereof and for all other purposes, and neither the Company nor any conversion agent nor any registrar shall be affected by any notice to the contrary.

     3.  NO STOCKHOLDER RIGHTS

         The Holder shall not be, nor have any of the rights or privileges of, a stockholder of the Company with respect to this Warrant including, by way of example and not limitation, the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as expressly provided in this Warrant), or to receive dividends, distributions, subscription rights or otherwise (except as expressly provided in this Warrant), unless and until all conditions for exercise of this Warrant shall be satisfied, and this Warrant is duly exercised and the purchased Warrant Shares are duly issued and delivered, at which time the Holder shall become a stockholder of the Company with respect to such issued Warrant Shares and, in such capacity, shall thereafter be fully entitled to receive dividends (if any are declared and paid), to vote, and to exercise all other rights of a stockholder with respect to such issued Warrant Shares.

     4.  RIGHT TO NOTICE OF CERTAIN EVENTS

         The Company shall give written notice of the following events to the Holder of this Warrant in the event this Warrant has not expired and has not been fully exercised by the Holder:

         (a) The Company shall fix a record date of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution;

         (b) A merger or consolidation or stock exchange or divisive reorganization (i.e., spin-off, split-off or split-up) or other reorganization in which the Company and/or its stockholders are to be a party; or the sale, transfer, exchange or other disposition by the Company of fifty percent (50%) or more of its assets in a single or series of related transactions; or the sale, transfer, exchange or other disposition of fifty percent (50%) or more of the capital stock of the Company in a single or series of related transactions, with the exception, in each of the above cases, of a transaction whose principal purpose is to change the State in which the Company is incorporated, or to form a holding company, or to effect a similar reorganization as to form of entity without change of beneficial ownership; or

         (c) The sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company, with the exception of a transaction whose principal purpose is to change the State in which the Company is incorporated, or to form a holding company, or to effect a similar reorganization as to form of entity without change of beneficial ownership, whereupon this Warrant will be assumed by the successor entity.

         In the case of the occurrence of any of the events described in subsection 4(a) through subsection 4(c), the Company shall give written notice
---------------         ---------------
of such event to the Holder of this Warrant at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to receive such dividend, distribution, convertible or exchangeable securities or subscription rights described in subsection 4(a), or entitled to vote on such proposed transactions
             ---------------
described in subsection 4(b) and subsection 4(c). Such notice shall specify such
             ---------------     ---------------
record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or the issuance of any convertible or exchangeable securities, or any subscription rights, options or warrants described in subsection 4(a) or any
                                                      ---------------
proposed transactions described in subsection 4(b) and subsection 4(c), unless
                                   ---------------     ---------------
such failure cannot be cured to the reasonable satisfaction of the Holder.

     5.   ADJUSTMENTS

          (A) ADJUSTMENT TO WARRANT PRICE TO REFLECT CERTAIN FUTURE ISSUANCES OF
              ------------------------------------------------------------------
COMMON STOCK.  If the Company shall after the Warrant Effective Date issue any
------------
shares of Common, and if the Warrant Price in effect immediately prior to the close of business on the date of such sale or issuance subsequent to the Warrant Effective Date (the "Adjustment Date") exceeds the amount determined at the close of business on the Adjustment Date by dividing (x) a sum equal to the aggregate of the amount of all consideration received by the Company upon all issues of shares of Common Stock on or after the Warrant Effective Date, by (y) the total number of all such issued and outstanding shares of Common Stock on or after the Warrant Effective Date, then the Warrant Price shall be reduced effective at the close of business on the Adjustment Date by an amount equal to the sum by which the then effective Warrant Price exceeds the Adjustment Amount, with any fractions of one cent (one cent) being rounded down. For purposes of this subsection 5(a), the following provisions shall be applicable:
     ---------------

          (i)    Any shares of Common Stock directly or indirectly pursuant to
     (i) options or warrants granted before the Warrant Effective Date, (ii) options or warrants or shares of Common Stock granted pursuant to rights to receive such securities granted before the Warrant Effective Date, or (iii) options, warrants or grants awarded after the Warrant Effective Date but pursuant to a stock plan approved before the Warrant Effective Date, shall be disregarded;

          (ii) If the Company shall issue or sell for cash shares of Common Stock, or any shares or obligations convertible into or exchangeable for shares of Common Stock, the consideration received by the Company shall be deemed to be the amount of cash received, before deducting therefrom any commissions or expenses paid by the Company for any underwriting of, or otherwise in connection with, the issue or sale;

          (iii) If the Company shall issue or sell shares of Common Stock to an underwriter without payment of any commission, the consideration received by the Company shall be deemed to be the full amount at which those securities are initially offered by the underwriter to the public;

          (iv) If the Company shall issue (otherwise than upon conversion or exchange of obligations or shares of stock of the Company) additional shares of Common Stock for a consideration wholly or partly other than cash, the amount of the consideration other than cash received by the Company for those shares shall be deemed to be (1) the closing sales price for the Common Stock as of the close of the last trading day for the Common Stock in the event there is a public trading market for such shares, and
     (2) the current fair market value of such issued shares of Common Stock as determined by the Board of Directors in its reasonable discretion in the event a public trading market for such shares does not exist.

          (v) If the Company shall issue additional shares of Common Stock to its officers, employees, directors, consultants, or agents for a consideration per share (whether cash, other than cash, or partly other than cash) less than the Warrant Price in effect immediately prior to the issuance thereof, and such additional shares of Common Stock are issued as compensation for services rendered or to be rendered by such directors, officers, employees, consultants or agents other than pursuant to a stock plan described in subsection 5(a)(i), the consideration per
                                  ------------------
     share received by the Company for each such share shall be deemed to (1) the closing sales price for the Common Stock as of the close of the last trading day for the Common Stock in the event there is a public trading market for such shares, and (2) the current fair market value of such issued shares of Common Stock as determined by the Board of Directors in its reasonable discretion in the event a public trading market for such shares does not exist.

          (vi) If the Company shall issue in any manner any rights to subscribe for or to purchase Common Stock or any options for the purchase of Common Stock (other than the issuance referred to in clause 5(a)(iv)),
                                                             ---------------
     at a consideration per share (as computed below in clause 5(a)(vii)) less
                                                        -----------------
     than the Warrant Price in effect immediately prior to the date of the offering of such rights or the granting of such options, as the case may be, all shares of Common Stock that the holders of those rights or options shall be entitled to subscribe for or purchase pursuant to those rights or options shall be deemed to be issued or sold as of the date of the offering of those rights or the granting of those options, as the case may be, and the minimum aggregate consideration named in those rights or options for the shares of Common Stock covered thereby, plus the consideration, if any, received by the Company for those rights or options, shall be deemed to be the consideration actually received by the Company (as of the date, as the case may be, of the offering of those rights or the granting of those options), for the issuance of those shares;

          (vii)  If the Company shall issue in any manner any obligations or any shares of the Company that shall be convertible into or exchangeable for Common Stock, at a consideration per share (as computed below in clause
                                                                          ------
     5(a)(vii)) less than the Warrant Price in effect immediately prior to the
     ---------
     date such obligations or shares are issued, all shares of Common Stock issuable upon such conversion or exchange of those obligations or shares shall be deemed to be issued as of the date those obligations or shares are issued, and the amount of the consideration received by the Company for those additional shares of Common Stock shall be deemed to be the total of
     (x) the amount of consideration received by the Company upon the issuance of those shares or obligations, as the case may be, plus (y) the minimum aggregate consideration, if any, other than those obligations or shares, received by the Company upon such conversion or exchange, except in adjustment of interest and dividends;

          (viii)  The amount of the consideration received by the Company upon the issuance of any rights or options referred to in clause 5(a)(v))
                                                               --------------
     above, or upon the issuance of any obligations or shares that are convertible or exchangeable as described in clause 5(a)(vii) above, and the
                                                 ----------------
     amount of the consideration, if any, other than such obligations or shares so convertible or exchangeable, receivable by the Company upon the exercise, conversion or exchange thereof shall be determined in the same manner as provided in clause 5(a)(i) and clause 5(a)(iv) above with respect
                           --------------     ---------------
     to the consideration received by the Company in case of the issuance of additional shares of Common Stock; provided, however, that if the obligations or shares of stock so convertible or exchangeable are issued in payment or satisfaction of any dividend upon any stock of the Company other than Common Stock, the amount of the consideration received by the Company upon the original issuance of the obligations or the value of those obligations or shares, as of the date of the adoption of the resolutions declaring the dividend, shall be determined by the Board of Directors at or as of that date. Upon the expiration of any rights or options referred to in clause 5(a)(v), or the termination of any right of conversion or
        --------------
     exchange referred to in clause 5(a)(vii), the Warrant Price then in effect
                                    ---------
     shall be readjusted to the Warrant Price that would have applied had the adjustments made upon the issuance of the option, right, or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of those rights or options or upon the conversion or exchange of those securities;

               (ix) The number of shares of Common Stock at any time outstanding shall include any outstanding shares of Common Stock then owned or held by or for the account of the Company, and the number of shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock;

               (x) Each share of Common Stock issued upon exercise of the Warrants shall be deemed to have been issued for a consideration equal to the Warrant Price in effect at the time of issuance;

               (xi) If the Company shall issue additional shares of Common Stock as a dividend, the aggregate number of shares of Common Stock issued in payment of the dividend shall be deemed to have been issued and to be outstanding on the day next succeeding the record date for the determination of stockholders entitled to the dividend and shall be deemed to have been issued without consideration;

               (xii) If the Company shall issue additional shares of Common Stock as a dividend, (i) the aggregate number of shares of Common Stock issued in payment of the dividend for purposes of prospective calculations under this section 5(a) shall be deemed to have been issued and to be
                ------------
     outstanding on the day next succeeding the record date for the determination of stockholders entitled to the dividend and shall be deemed to have been issued without consideration, and (ii) the Warrant Price shall be adjusted pursuant to the terms of section 5(b) in lieu of this section
                                          ------------                 -------
     5(a); and
     ----

               (xiii) The term dividend, as used in this subsection 5(a), shall
                                                         ---------------
     mean a dividend or other distribution upon shares of the Company; and, in the event of a declaration of a dividend by the Company without the fixing of a record date for the determination of shareholders entitled thereto, the date fixed by applicable law for the determination of the shareholders entitled thereto shall be deemed to be the record date.


          (B) COMMON STOCK RECAPITALIZATION OR RECLASSIFICATION; COMBINATION OR
          --- -----------------------------------------------------------------
REVERSE STOCK SPLIT; FORWARD STOCK SPLIT.  If (i) outstanding shares of Common
----------------------------------------
Stock are subdivided into a greater number of shares by reason of recapitalization or reclassification, or (ii) a dividend in Common Stock shall be paid or distributed in respect of the Common Stock, then the number of Warrant Shares which a Holder is entitled to purchase under this Warrant shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately increased, and the Warrant Price for such Warrant Shares in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately decreased. If outstanding shares of Common Stock are combined into a lesser number of shares by reason of combination or reverse stock split, then the number of Warrant Shares which a Holder is entitled to purchase under this Warrant shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately decreased, and the Warrant Price for such Warrant Shares in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.

          (C) CONSOLIDATION OR MERGER; EXCHANGE OF SECURITIES; DIVISIVE
              ---------------------------------------------------------
REORGANIZATION; OTHER REORGANIZATION OR RECLASSIFICATION.  In case of (i) the
--------------------------------------------------------
consolidation, merger, combination or exchange of shares of capital stock with another entity, or (ii) the divisive reorganization of the Company (i.e., split-up, spin-off or split-off), or (iii) any capital reorganization or any reclassification of Common Stock (other than a recapitalization or reclassification described above in subsection 5(b)), the Holder shall
                                    ---------------
thereafter be entitled upon exercise of this Warrant to purchase the kind and number of shares of capital stock or other securities or property of the Company (or its successor{s}) receivable upon such event by a holder of the number of Warrant Shares which this Warrant entitles the Holder to purchase from the Company immediately prior to such event. In every such case, the Company may appropriately adjust the number of Warrant Shares which may be issued under this Warrant, the Warrant Price therefor, and any and all other matters deemed appropriate by the Company.

          (D) ADJUSTMENTS DETERMINED IN SOLE DISCRETION OF COMPANY.  All
              ----------------------------------------------------
adjustments to be made pursuant to the foregoing subsections shall be made in such manner as the Company shall deem equitable and appropriate, and the determination of the Company shall be final, binding and conclusive.

          (E) NO OTHER RIGHTS TO HOLDER.  Except as expressly provided in this
              -------------------------
section 5:  (i) the Holder shall have no rights by reason of any subdivision or
---------
consolidation of shares of capital stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and (ii) the dissolution, liquidation, merger, consolidation or divisive reorganization or sale of assets or stock to another corporation (including any Approved Corporate Transactions as such term is defined in section 9), or any issue by the Company of shares of capital stock of any class,
---------
or warrants or options or rights to purchase securities (including securities convertible into shares of capital stock of any class), shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or the Warrant Price for, the Warrant Shares. The sale of this Warrant shall not in any way affect or impede the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

     6.  PAYMENT OF TAXES

         All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and the Company shall pay all taxes and other governmental charges (other than income tax) that may be imposed in respect of this issue or delivery thereof. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any Transfer attributable to the issue of any certificate for shares in any name other than that of the Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no tax or other charge is due.

     7.  LEGEND

         The Warrant Shares issuable upon the exercise of this Warrant shall bear the following legend or a legend of similar import, provided, however, that that the Company, without any obligation to do so, may permit such legend to be removed from this Warrant or, in the case of the certificate or other instrument representing the Warrant Shares, may permit such legend not to be placed upon, or may permit such legend to be removed from, such certificate, as the case may be, in the event such legend is no longer necessary to assure compliance with the Securities Act of 1933, as amended (the "Securities Act"):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF THE UNITED STATES. THESE SECURITIES

     MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED, OR OFFERED FOR SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION, UNLESS (i) THESE SECURITIES ARE REGISTERED UNDER SECTION 5 OF THE SECURITIES ACT OF 1933 ("THE "SECURITIES ACT") AND ALSO UNDER THE REGISTRATION AND QUALIFICATION PROVISIONS OF THE SECURITIES LAWS OF ANY STATE OR TERRITORY OF THE UNITED STATES OR OF ANY FOREIGN JURISDICTION AS MAY BE APPLICABLE (THE "BLUE SKY LAWS"), OR (ii) THE PROPOSED TRANSACTION IS EXEMPT FROM (OR, PURSUANT TO REGULATION S PROMULGATED UNDER THE SECURITIES ACT GOVERNING CERTAIN OFFSHORE TRANSACTIONS TO NON-U.S. PERSONS, NOT SUBJECT TO) THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND THE REGISTRATION AND QUALIFICATION PROVISIONS OF ANY APPLICABLE BLUE SKY LAWS. THE TRANSFER AGENT (OR THE COMPANY IF THEN ACTING AS ITS TRANSFER AGENT) WILL REFUSE TO TRANSFER THESE SECURITIES TO ANY PERSON WITHIN THE UNITED STATES OR ANY OF ITS STATES OR TERRITORIES OR TO ANY U.S. PERSON UNLESS PRESENTED WITH A WRITTEN OPINION SATISFACTORY TO LEGAL COUNSEL FOR THE COMPANY (OR A NO-ACTION OR INTERPRETIVE LETTER FROM THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AND/OR SECURITIES REGULATORY AGENCIES OF ANY APPLICABLE STATE OR TERRITORY OF THE UNITED STATES) TO THE EFFECT THAT SUCH REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS UNDER THE BLUE SKY LAWS ARE NOT REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION.

     8.  TRANSFER CONDITIONS

         This Warrant shall be registered in the Holder's name on the books of the Company in accordance with section 2. No Transfer of this Warrant shall be
                               ---------
valid unless made at the Company Office by the registered Holder hereof or by his, her or its attorney duly authorized in writing and similarly noted hereon. No Transfer shall be effective unless it has satisfied the following pre-conditions:

         (a) The Holder provides the Company with the name, address and taxpayer identification number of the proposed Transferee;

         (b) The Holder has surrendered this Warrant to the Company for reissuance to the proposed Transferee (and the Holder, if applicable);

         (c) The Transfer of any portion of this Warrant may only be made (to the extent possible) in whole share increments;

         (d) The Holder has, at his, her or its expense, prior to the Transfer, either: (i) furnished the Company with such investment representations and legal opinions of the Holder's counsel in form and substance satisfactory to the Company to the effect that the Transfer is exempted from (or, pursuant to Regulation S promulgated under the Securities Act governing certain offshore transactions to non-U.S. Persons, not subject to) the registration and prospectus delivery requirements of the Securities Act or the securities laws of any state or territory of the United States or of any foreign jurisdiction as may be applicable (the "Blue Sky Laws"), and counsel for the Company shall have concurred in such opinion and the Company shall have advised the Holder of such concurrence; or (ii) satisfied the Company that a registration statement on Form
             --
S-1, SB-1 or SB-2 under the Securities Act (or any other form appropriate for the purpose under the Securities Act or any form replacing any such form) shall be then effective, and that such Transfer shall have been appropriately registered or qualified in accordance with applicable Blue Sky Laws.

         (e) The proposed Transferee (i) shall have represented to the Company that he, she or it has been informed and understands the investment risks associated with the purchase of this Warrant, and (ii) covenants to hold the Company harmless with respect to any matter concerning the proposed Transferee's acquisition of this Warrant including, without limitation, any claims that the transferring Holder and/or the Company failed to fully disclose or misrepresented material facts.

         Upon satisfaction of the foregoing conditions, the Company shall register this Warrant under the name of the proposed assignee or transferee.

         The term "Transfer" means any transfer or alienation of this Warrant which would directly or indirectly change the legal or beneficial ownership thereof, whether voluntary or by operation of law, regardless of payment or provision of consideration, including, by way of example and not limitation: (i) the sale, assignment, bequest or gift of this Warrant; (ii) any transaction that creates or grants an option, warrant, or right to obtain an interest in this Warrant; (iii) any transaction that creates a form of joint ownership in this Warrant between the Holder and one or more other Persons; (iv) any Transfer of this Warrant to a creditor of the Holder, including the hypothecation, encumbrance or pledge of this Warrant or any interest therein, or the attachment or imposition of a lien by a creditor of the Holder on this Warrant or any interest therein which is not released within thirty (30) days after the imposition thereof; (v) any distribution of this Warrant by a Holder which is an entity to its stockholders, partners, co-venturers or members, as the case may be; or (vi) any distribution of this Warrant by a Holder which is a fiduciary such as a trustee or custodian to its settlors or beneficiaries.

     9.  APPROVED CORPORATE TRANSACTIONS

         In the event of the occurrence of any Approved Corporate Transaction (as defined in subsection 9(d) below), or in the event of any change in applicable laws, regulations or generally accepted accounting principles, the Company in its discretion is hereby authorized to take any one or more of the following actions whenever the Company determines that such action is appropriate in order to facilitate such Approved Corporate Transactions or to give effect to changes in laws, regulations or principles:

         (A) PURCHASE OR REPLACEMENT OF WARRANT.  In its sole and absolute
             ----------------------------------
discretion, and on such terms and conditions as it deems appropriate, the Company may by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder's request: (i) purchase this Warrant for an amount of cash equal to the amount that could have been attained upon the exercise of this Warrant, or upon realization of the Holder's rights had this Warrant been currently exercisable or payable or fully vested; and/or
(ii) replace this Warrant with other rights or property (which may or may not be securities) selected by the Company in its sole discretion; provided, however, the Holder must be given the opportunity, for a specified period of time prior to the consummation of such transaction of not less than thirty (30) days, to exercise this Warrant as to all Warrant Shares covered thereby.

         (B) ACCELERATION OF EXPIRATION DATE.  In its sole and absolute
             -------------------------------
discretion, and on such terms and conditions as it deems appropriate, the Company may, by action taken prior to the occurrence of such transaction or event, provide that this Warrant may not be exercised after the occurrence of such event; provided, however, the Holder must be given the opportunity, for a specified period of time prior to the consummation of such transaction of not less than thirty (30) days, to exercise this Warrant as to all Warrant Shares covered thereby.

         (C) ASSUMPTION OR SUBSTITUTION.  In its sole and absolute discretion,
             --------------------------
and on such terms and conditions as it deems appropriate, the Company may, by action taken prior to the occurrence of such transaction or event, provide that this Warrant be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar warrants covering the capital stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

         (D)  DEFINITION OF APPROVED CORPORATE TRANSACTION. - The term "Approved
              --------------------------------------------
Corporate Transaction" means any time at which any of the following transactions are approved by the Board of Directors of the Company and, to the extent required by law, the Articles of Incorporation or Bylaws of the Company, are approved by the stockholders of the Company:

              (i) A merger or consolidation or stock exchange or divisive reorganization (i.e., spin-off, split-off or split-up) or other reorganization in which the Company and/or its stockholders are to be a party; or the sale, transfer, exchange or other disposition by the Company of all or substantially all of the assets of the Company in a single or series of related transactions; or the sale, transfer, exchange or other disposition of fifty percent (50%) or more of the capital stock of the Company in a single or series of related transactions, with the exception, in each of the above cases, of: (1) a Non-Control Transaction (as defined below), and/or (2) a transaction whose principal purpose is to change the State in which the Company is incorporated, or to form a holding company, or to effect a similar reorganization as to form of entity without change of beneficial ownership, whereupon this Warrant will be assumed by the successor entity; and/or

              (ii) The sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company, with the exception of a transaction whose principal purpose is to change the State in which the Company is incorporated, or to form a holding company, or to effect a similar reorganization as to form of entity without change of beneficial ownership, whereupon this Warrant will be assumed by the successor entity.

              The term "Non-Control Transaction" means any transaction in which the stockholders of the Company immediately before such transaction directly or indirectly own, immediately following such transaction, at least a majority of the Total Combined Voting Power (as defined below) of the outstanding Voting Securities (as defined below) of the surviving corporation (or other entity) resulting from such transaction, in substantially the same proportion as such stockholders' ownership of the Company's Voting Securities immediately before such transaction. The terms "Total Combined Voting Power" and "Voting Securities" shall, for purposes of this section 9, have the meaning ascribed to
                                        ---------
such terms in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder.

     10.  MUTILATED, DESTROYED, LOST OR STOLEN WARRANTS

          (a) MUTILATED WARRANT.  This Warrant, if mutilated, may be surrendered
              -----------------
to the Company and thereupon the Company shall execute and deliver in exchange therefor a new Warrant of like tenor and principal amount.

          (B) DESTRUCTION, LOSS OR THEFT OF WARRANT.  If there be delivered to
              -------------------------------------
the Company (i) evidence to the satisfaction of the Company of the destruction, loss or theft of this Warrant, and (ii) such security or indemnity as may be required by the Company to save it harmless, then, in the absence of notice to the Company that this Warrant has been assigned or transferred pursuant to section 8, the Company shall execute and deliver in lieu of this Warrant, a new
---------
Warrant of like tenor and principal amount.

          (C) TAXES. Upon issuance of any new Warrant under this section 10, the
              -----                                              ----------
Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

          (D) LEGAL EFFECT.  The provisions of this section 10 are exclusive and
              ------------                          ----------
shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement and/or exercise of this Warrant if mutilated, destroyed, lost or stolen.

     11.  NO IMPAIRMENT

          The Company will not, by amendment to its Articles of Incorporation or through any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times, in good faith, assist all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable stock upon the exercise of this Warrant.

     12.  MODIFICATION OF WARRANT TO COMPLY WITH LAWS OR RULES

          The Company may, at any time or from time-to-time, without receiving further consideration from, or paying any consideration to, the Holder, modify or amend this Warrant to the extent deemed necessary by the Company to comport with changes in securities, tax or other laws or rules, regulations or regulatory interpretations thereof applicable to this Warrant or to comply with the rules or requirements of any stock exchange or of The Nasdaq Stock Market, Inc.

     13.  NON-LIABILITY FOR DEBTS

          This Warrant shall not be liable for satisfaction of the debts, contracts, or engagements of the Holder, or the Holder's successors in interest as permitted under this Warrant, or be subject to involuntary Transfer for the benefit of a creditor of the Holder by judgment, levy, attachment, garnishment, or any other legal or equitable proceeding (including bankruptcy), and any attempted disposition thereof shall be null and void ab initio and of no further force and effect.

     14.  MISCELLANEOUS

          (A) PREPARATION OF WARRANT.   This Warrant was prepared by the Company
              ----------------------
solely on behalf of the Company. Each party acknowledges that: (i) he, she or it had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto;
(ii) the terms of the transaction contemplated by this Warrant are fair and reasonable to such party; and (iii) such party has voluntarily entered into the transaction contemplated by this Warrant without duress or coercion. Each party further acknowledges such party was not represented by the legal counsel of any other party hereto in connection with the transaction contemplated by this Warrant, nor was such party under any belief or understanding that such legal counsel was representing his, her or its interests. Each party agrees that no conflict, omission or ambiguity in this Warrant, or the interpretation thereof, shall be presumed, implied or otherwise construed against the Company or any other party to this Warrant on the basis that such party was responsible for drafting this Warrant.

          (B)   COOPERATION.   Each party agrees, without further consideration,
                -----------
to cooperate and diligently perform any further acts, deeds and things, and to execute and deliver any documents that may be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Warrant, all without undue delay or expense.

          (C)   INTERPRETATION.
                --------------

                (i) Survival. All representations and warranties made by any
                    --------
party in connection with any transaction contemplated by this Warrant shall, irrespective of any investigation made by or on behalf of any other party hereto, survive the execution and delivery of this Warrant and the performance or consummation of any transaction described in this Warrant.

                (ii) Entire Agreement/No Collateral Representations. Each party
                     ----------------------------------------------
expressly acknowledges and agrees that this Warrant, together with and subject to the Subscription Agreement pursuant to which this Warrant was sold to the
Holder: (1) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements, proposals, commitments, guarantees, assurances, communications, discussions, promises, representations, understandings, conduct, acts, courses of dealing, warranties, interpretations or terms of any kind, whether oral or written (collectively and severally, the "prior agreements"), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of prior agreements, or by evidence of subsequent oral agreements. No prior drafts of this Warrant, and no words or phrases from any prior drafts, shall be admissible into evidence in any action or suit involving this Warrant.

               (iii)  Amendment; Waiver; Forbearance. Except as expressly
                      ------------------------------
provided otherwise herein, neither this Warrant nor any of the terms, provisions, obligations or rights contained herein may be amended, modified, supplemented, augmented, rescinded, discharged or terminated (other than by performance), except by a written instrument or instruments signed by all of the parties to this Warrant. No waiver of any breach of any term, provision or agreement contained herein, or of the performance of any act or obligation under this Warrant, or of any ext ension of time for performance of any such act or obligation, or of any right granted under this Warrant, shall be effective and binding unless such waiver shall be in a written instrument or instruments signed by each party claimed to have given or consented to such waiver and each party affected by such waiver. Except to the extent that the party or parties claimed to have given or consented to a waiver may have otherwise agreed in writing, no such waiver shall be deemed a waiver or relinquishment of any other term, provision, agreement, act, obligation or right granted under this Warrant, or any preceding or subsequent breach thereof. No forbearance by a party to seek a remedy for any noncompliance or breach by another party hereto shall be deemed to be a waiver by such forbearing party of its rights and remedies with respect to such noncompliance or breach, unless such waiver shall be in a written instrument or instruments signed by the forbearing party.

          (iv) Remedies Cumulative. The remedies of each party under this
               -------------------
Warrant are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled, at law or in equity.

          (v) Severability.   If any term or provision of this Warrant or the
              ------------
application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws, then, and in that event: (1) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Warrant, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable; and (2) the remaining part of this Warrant (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby, and shall continue in full force and effect to the fullest extent provided by law.

          (vi) Parties in Interest.   Notwithstanding anything else to the
               -------------------
contrary herein, nothing in this Warrant shall confer any rights or remedies under or by reason of this Warrant on any persons other than the parties hereto and their respective successors and assigns, if any, as may be permitted under this Warrant, nor shall anything in this Warrant relieve or discharge the obligation or liability of any third person to any party to this Warrant, nor shall any provision give any third person any right of subrogation or action over or against any party to this Warrant.

          (vii)  No Reliance Upon Prior Representation.   Each party
                 -------------------------------------
acknowledges that: (i) no other party has made any oral representation or promise which would induce them prior to executing this Warrant to change their position to their detriment, to partially perform, or to part with value in reliance upon such representation or promise; and (ii) such party has not so changed its position, performed or parted with value prior to the time of the execution of this Warrant, or such party has taken such action at its own risk.

          (viii)  Headings; References; Incorporation; "Person; Gender;
                  -----------------------------------------------------
Statutory References; Currency.   The headings used in this Warrant are for
------------------------------
convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Warrant or any provision hereof. References to this Warrant shall include all amendments or renewals thereof. All cross-references in this Warrant, unless specifically directed to another agreement or document, shall be construed only to refer to provisions within this Warrant, and shall not be construed to be referenced to the overall transaction or to any other agreement or document. Any Exhibit referenced in this Warrant shall be construed to be incorporated in this Warrant by such reference. As used in this Warrant, the term "person" is defined in its broadest sense as any individual, entity or fiduciary who has legal standing to enter into this Warrant such as, by way of example and not limitation, individual or natural persons and trusts. As used in this Warrant, each gender shall be deemed to include the other gender, including neutral genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires. Any reference to statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned. All references to dollars or currency shall be in the currency of the United States, unless specifically references to a currency of another country.

          (D)  ENFORCEMENT.
               -----------

               (i) Applicable Law. This Warrant and the rights and remedies of
                   --------------
each party arising out of or relating to this Warrant (including, without limitation, equitable remedies) shall (with the exception of the Securities Act and the Blue Sky Laws) be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles) of the State of Nevada, as if this Warrant were made, and as if its obligations are to be performed, wholly within the State of Nevada.

               (ii) Waiver of Right to Jury Trial. Each party hereby waives such
                    -----------------------------
party's respective right to a jury trial of any claim or cause of action based upon or arising out of this Warrant. Each party acknowledges that this waiver is a material inducement to each other party hereto to enter into the transaction contemplated hereby; that each other party has already relied upon this waiver in entering into this Warrant; and that each other party will continue to rely on this waiver in their future dealings. Each party warrants and represents that such party has reviewed this waiver with such party's legal counsel, and that such party has knowingly and voluntarily waived its jury trial rights following consultation with such legal counsel.

          (E) SUCCESSORS AND ASSIGNS.   Subject to section 8 governing
              ----------------------               ---------
Transfers, all of the representations, warranties, covenants, conditions and provisions of this Warrant shall be binding upon and shall inure to the benefit of each party and such party's respective successors and permitted assigns, spouses, heirs, executors, administrators, and personal and legal representatives.

          (F) NOTICES.   Unless otherwise specifically provided in this Warrant,
              -------
all notices, demands, requests, consents, approvals or other communications (collectively and severally called "notices") required or permitted to be given hereunder, or which are given with respect to this Warrant, shall be in writing, and shall be given by: (i) personal delivery (which form of notice shall be deemed to have been given upon delivery), (ii) by telegraph or by private airborne/overnight delivery service (which forms of notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (iii) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or
(iv) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of notice shall be deemed to have been given upon the fifth {5th} business day following the date mailed). Notices to the Holder shall be addressed to the address designated on the first page of this Warrant, and notices to the Company shall be addressed to the address in the annexed Notice of Exercise to this Warrant, or to such other address as the receiving party shall have specified most recently by like notice, with a copy to the other parties hereto. Any notice given to the estate of a party shall be sufficient if addressed to the party as provided in this section. Any party may, at any time by giving five (5) days' prior written notice to the other parties, designate any other address in substitution of the foregoing address to which such notice will be given.

  WHEREFORE, the Company has executed this Warrant as of the Warrant Effective Date first set forth above and subject to and contingent upon the acceptance of this Warrant by the Holder as set forth below.


COMPANY:

Pinnacle Oil International, Inc.,
a Nevada corporation


By:   /s/ R. Dirk Stinson
    ----------------------------
      R. Dirk Stinson, President

                                   ACCEPTANCE
                                   ----------

     By indicating his, her or its acceptance of this Warrant below, the Holder hereby accepts the terms and conditions of this Warrant.

                                    SFD INVESTMENT, LLC,
                                    AN ARKANSAS LIMITED LIABILITY COMPANY


                                    By:   /s/ K. Rick Turner
                                          ------------------

                                    Name:
                                          ------------------

                                    Title:
                                          ------------------

                                   Attachment
                                       to
                                    Warrant

                         NOTICE OF EXERCISE OF WARRANT
                         -----------------------------

           [To be signed by the Holder only upon exercise of Warrant]


TO:  Secretary
     Pinnacle Oil International, Inc.
     840 7th Avenue S.W., Suite 750
     Calgary, Alberta, Canada T2P 3G2

     The undersigned, the holder of Warrants under that certain Warrant Agreement and Certificate (the "Warrant") with an Effective Warrant Date of April 3, 1998 between Pinnacle Oil International, Inc., a Nevada corporation (the "Company") and the undersigned (the "Holder"), hereby irrevocably elects to exercise the undersigned's Warrant to purchase ______________________________ ____________________________________ (______________)/(1)/ unregistered shares of the common stock, par value $0.001 ("Common Stock") of the Company (collectively and severally, the "Warrant Shares") for the aggregate purchase price of ______________________________________________ ($______________)/(2)/.

    (1) Insert number of Warrant Shares as specified in the Warrant which the Holder is purchasing.

    (2) Number of Warrant Shares to be purchased as specified above multiplied by the Warrant Price as set forth on the first page of the Warrant (U.S. $7.50), as adjusted pursuant to section 5 of the Warrant.

    (Signature must conform in all respects to name of the Holder, unless the undersigned is the Holder's successor, in which case the undersigned must submit appropriate proof of the right of the undersigned to exercise this Warrant)


                              Signature:
                                         --------------------------------

                              Print Name:
                                         --------------------------------

                              Address:
                                         --------------------------------

                              Date:
                                         --------------------------------


                                      -1-